UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
___________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  November 3, 2023
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XENCOR, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36182	20-1622502

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

465 North Halstead Street, Suite 200 Pasadena, California	91107

(Address of principal executive offices)	(Zip Code)
(626) 305-5900
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XNCR	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Ultomiris Agreement

On November 3, 2023, Xencor, Inc. (the “Company”) and OCM Life Sciences Portfolio LP, an investment vehicle of OMERS, one of Canada’s largest defined benefit pension plans (“OMERS”) entered into a royalty purchase agreement (the “Ultomiris Agreement”). Pursuant to the Ultomiris Agreement, OMERS acquired the rights to certain past and potential royalties associated with the existing license relating to Ultomiris® (ravulizumab) in exchange for an upfront payment of $192.5 million. Ultomiris® is a drug being developed and commercialized by Alexion Pharmaceuticals, Inc. (“Alexion”).

Pursuant to the Ultomiris Agreement and subject to the Company’s existing license with Alexion, OMERS has acquired the right to receive: (i) 100% of royalties payable on past and potential sales related to Ultomiris® that occur from July 1, 2023 through December 31, 2025; (ii) up to $35 million annually in royalties on potential sales related to Ultomiris® that occur from January 1, 2026 through December 31, 2028 with any royalties in excess of $35 million reverting to the Company; (iii) up to $12 million annually in royalties on potential sales related to Ultomiris® that occur from and after January 1, 2029, with any royalties in excess of $12 million reverting to the Company; and (iv) $18 million of a certain potential sales based milestone payment pursuant to the existing license with Alexion.

Pursuant to the Ultomiris Agreement, OMERS will pay an additional $12 million to the Company if certain potential sales based milestones pertaining to Q3 2023 through Q2 2024 have been reached.

The Ultomiris Agreement contains certain covenants, representations and warranties regarding the Company’s rights and obligations with respect to the Company’s existing license with Alexion and customary covenants and representations for a transaction of this nature.

Monjuvi Agreement

On November 3, 2023, the Company and OMERS entered into a royalty purchase agreement (the “Monjuvi Agreement”). Pursuant to the Monjuvi Agreement, OMERS acquired the rights to certain past and potential royalties associated with the existing license relating to Monjuvi®/Minjuvi® (tafasitamab-cxix) in exchange for an upfront payment of $22.5 million. Monjuvi®/Minjuvi® is a drug being developed and commercialized by MorphoSys AG and Incyte Inc. (“MorphoSys” and “Incyte”).

Pursuant to the Monjuvi Agreement and subject to the Company’s existing license with MorphoSys, OMERS has acquired the right to receive up to $29.25 million in royalties on past and potential sales related to Monjuvi®/Minjuvi® that occur from and after July 1, 2023, with any royalties in excess of $29.25 million reverting to the Company.

The Monjuvi Agreement contains certain covenants, representations and warranties regarding the Company’s rights and obligations with respect to the Company’s existing license with MorphoSys and customary covenants and representations for a transaction of this nature.

The Ultomiris Agreement and Monjuvi Agreement are further described in the press release of the Company filed hereto as Exhibit 99.1 and incorporated herein by reference.

The descriptions of the contractual arrangements contained herein do not purport to be complete and are qualified in their entirety by reference to the copies of the actual agreements filed hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
99.1	Press release issued by Xencor, Inc. on November 7, 2023.
10.1	Royalty Purchase Agreement, entered into on November 3, 2023, by and between Xencor, Inc. and OCM Life Sciences Portfolio LP
10.2	Royalty Purchase Agreement, entered into on November 3, 2023, by and between Xencor, Inc. and OCM Life Sciences Portfolio LP
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2023	XENCOR, INC.

	By:	/s/ Celia Eckert
Celia Eckert
General Counsel & Corporate Secretary
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